Exhibit 99.3

Carbon Bond Holdings LLC and Subsidiary

F-1

Carbon Bond Holdings LLC and Subsidiary
Consolidated Balance Sheets

	March 31, 2014	December 31, 2013
	(Unaudited)	(Audited)
ASSETS

CURRENT ASSETS
Cash	$101,850	$-
Accounts Receivable	11,397	-
Prepaid expenses	4,089	-
Due from stockholders	-	200

TOTAL CURRENT ASSETS	117,336	200

PROPERTY AND EQUIPMENT
Equipment	64,813	-
Furniture and fixtures	6,520	-
Leasehold Improvements	81,153	-
Assets under capital lease	136,850	-
	289,336	-
Less: accumulated depreciation	48,833	-
	240,503	-

OTHER ASSETS
Deposits	4,107	-
	4,107	-

TOTAL ASSETS	$361,946	$200

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable and accrued expenses	$47,548	$-
Deferred revenue	30,826	-
Obligations under capital leases	34,376	-
Notes payable - stockholders	258,800	-

TOTAL CURRENT LIABILITIES	371,550	-

LONG-TERM LIABILITIES
Obligations under capital leases, net of current portion	63,601	-

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY

Common stock no par value; 100,000,000 shares authorized, 54,000,000 shares issued and outstanding at March 31, 2014 and December 31, 2013	200	200

Accumulated deficit	47,830	-

STOCKHOLDERS’ EQUITY BEFORE NON CONTROLLING INTEREST	48,030	200

Non controlling interest in variable interest entity	(121,235)	-

TOTAL COMPANY STOCKHOLDERS’ EQUITY	(73,205)	200

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$361,946	$200

See accompanying notes to the consolidated financial statements.

F-2

Carbon Bond Holdings LLC and Subsidiary
Consolidated Statement of Operations
 For the Three Months Ended March 31, 2014
(Unaudited)

REVENUES	$112,273

COST OF REVENUES	55,533

GROSS PROFIT	56,740

OPERATING EXPENSES
General and administrative	86,786
Payroll	37,681
Sales and Marketing	29,380
Total operating expenses	153,847

INCOME (LOSS) BEFORE OTHER EXPENSE	(97,107)

OTHER EXPENSE
Interest expense	5,000
Total other expenses	5,000

NET LOSS	$(102,107)

NET LOSS ATTRIBUTABLE TO THE NONCONTROLLING VARIABLE INTEREST ENTITY	149,937

NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$47,830

See accompanying notes to the consolidated financial statements.

F-3

Carbon Bond Holdings LLC and Subsidiary
Consolidated Statement of Changes in Stockholders’ Equity
For the Three Months Ended March 31, 2014

	Common
	Stock
	Number of		Accumulated	Non Controlling
	Shares	Amount	Deficit	Interest	Total

Balance December 31, 2012 (audited)	54,000,000	$200	$-	$-	$200
Acquisition of variable interest entity	-	-	-	28,702	28,702
Net loss	-	-	47,830	(149,937)	(102,107)

Balance March 31, 2014 (Unaudited)	54,000,000	$200	$47,830	$121,235	$(73,205)

See accompanying notes to the consolidated financial statements.

F-4

Carbon Bond Holdings LLC and Subsidiary
Consolidated Statement of Cash Flows
For the Three Months Ended March 31, 2014
(Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(102,107)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation	16,096
Officer compensation from conversion of loan receivable, stockholder	13,770
(Increase)decrease in assets, net of effect of Variable Interest Entity:
Accounts receivable	(11,397)
Deposits	(600)
Increase in liabilities, net of effect of Variable Interest Entity:
Accounts payable and accrued expenses	32,625
Deferred revenue	27,378

Net cash used in operating activities	(24,235)

CASH FLOWS FROM INVESTING ACTIVITIES
Due from Stockholders	200
Purchase of equipment	(71,781)
Cash acquired in Variable Interest Entity	54,394

Net cash used in investing activities	(17,187)

CASH FLOWS FROM FINANCING ACTIVITIES
Repayments of obligations under capital leases	(15,528)
Proceeds from note payable - stockholders	158,800

Net cash provided by financing activities	143,272

NET INCREASE IN CASH	101,850

CASH - BEGINNING OF YEAR	-

CASH - END OF PERIOD	$101,850

SUPPLEMENTAL SCHEDULE OF NON-CASH FINANCING ACTIVITIES:

Income taxes paid	$-

Interest paid	$4,067

Obligations under capital leases for assets under capital leases	$37,677

See accompanying notes to the consolidated financial statements.

F-5

Carbon Bond Holdings LLC and Subsidiary
Notes to Consolidated Financial Statements

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of the Business

Carbon Bond Holdings LLC (“Carbon Bond”), a Colorado “S” Corporation was formed on October 21, 2013 for the purpose of providing administrative services and licensing proprietary software for CannLabs, Inc., a privately held “S” Corporation (“CannLabs Colorado”), which is a stand-alone cannabis testing laboratory in Denver, Colorado owned by related parties.  Carbon Bond had no operations until January 1, 2014.

On January 1, 2014, Carbon Bond entered into an asset transfer agreement with CannLabs Colorado, whereby Carbon Bond would acquire all of the assets and liabilities of CannLabs Colorado, except for the Retail Marijuana Conditional License.  Since Carbon Bond and CannLabs Colorado are commonly managed, the assets and liabilities were transferred at their carrying amounts in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 805. The following table summarizes CannLabs Colorado assets and liabilities transferred as of January 1, 2014:

January 1,
2014

Assets:
Cash	$54,394
Prepaid expenses	4,089
Stockholder’s loan	13,770
Fixed assets, net	147,141
Deposit	3,507
Total assets	$222,901

Liabilities:
Accounts payable and accrued expenses	$14,923
Deferred revenue	3,448
Obligations under capital leases	75,828
Notes payable - stockholder	100,000
Total liabilites	$194,199

Net assets	$28,702
Less: Consideration	-

Non controlling interest - variable interest entity	$28,702

On April 1, 2014, Carbon Bond formally entered into an administrative services and software licensing agreement with CannLabs Colorado with an effective date of January 1, 2014.  The administrative services agreement requires CannLabs Colorado to pay a monthly fee consisting of certain expenses paid by Carbon Bond for the prior month plus 15%.  The software licensing agreement requires CannLabs Colorado to pay a monthly fee of $10,000 to Carbon Bond for the use of certain software.

According to the requirements of FASB ASC 810 Consolidation, Carbon Bond has evaluated its relationship with CannLabs Colorado, and has concluded that, CannLabs Colorado is a “variable interest entity” for accounting purposes.  As a result of the contractual arrangements, which enable Carbon Bond to manage CannLabs Colorado, Carbon Bond is the primary beneficiary of CannLabs Colorado.  Accordingly, Carbon Bond adopted the provisions of FASB ASC 810 and will consolidate CannLabs Colorado.  The Statement of Operations for the three months ended March 31, 2014 reflects the operations of the variable interest entity for the entire three month period.

F-6

Carbon Bond Holdings LLC and Subsidiary
Notes to Consolidated Financial Statements

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

As Carbon Bond is the primary beneficiary of CannLabs Colorado, which qualifies as a variable interest entity (“VIE”), the assets and liabilities and revenues and expenses of the VIE have been included in the accompanying consolidated financial statements.  As of March 31, 2014 and for the three months then ended, the VIE had assets of $30,591, liabilities of $30,826, revenues of $86,063, and operating expenses of $115,000.  The assets include balances due from Carbon Bond.  These intercompany receivables and transactions are eliminated upon consolidation of the VIE with Carbon Bond.

Basis of Presentation
The accompanying consolidated financial statements of Carbon Bond and its variable interest entity CannLabs Colorado (collectively, the “Company”), have been prepared in accordance with generally accepted accounting principles in the United States of America.  All intercompany transactions have been eliminated in consolidation.

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from these estimates.

Comprehensive Income
The Company follows FASB ASC 220 in reporting comprehensive income.  Comprehensive income is a more inclusive financial reporting methodology that includes disclosure of certain financial information that historically has not been recognized in the calculation of net income.  The Company has no items of other comprehensive income (loss), therefore comprehensive income (loss) is equal to net income (loss).

Fair Value of Financial Instruments
The Company’s financial instruments consist of cash, accounts receivable, accounts payable and accrued expenses and notes payable - stockholders.  The carrying value of cash, accounts receivable, accounts payable and accrued expenses and notes payable – stockholders, approximate fair value, because of their short maturity.

Concentration of Credit Risk Involving Cash
The Company may have deposits with a financial institution which at times exceed Federal Depository Insurance (“FDIC”) coverage.  The Company has not experienced any losses from maintaining cash accounts in excess of federally insured limits.

Cash and Cash Equivalents
For purposes of reporting cash flows, the Company considers all cash accounts, which are not subject to withdrawal restrictions or penalties, and certificates of deposit and commercial paper with original maturities of 90 days or less to be cash or cash equivalents.

Accounts Receivable
Trade accounts receivable are reported at the amount management expects to collect from outstanding balances.  Differences between the amount due and the amount management  expects to collect are reported in the results of operations of the year in which those differences are determined, with an offsetting entry to a valuation allowance for trade accounts receivable.  Balances that are still outstanding after management has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to trade accounts receivable.

F-7

Carbon Bond Holdings LLC and Subsidiary
Notes to Consolidated Financial Statements

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

The normal credit terms extended to customers are 30 days. The Company reviews all receivables that exceed terms and establishes an allowance for doubtful accounts, if necessary, based on management’s assessment of the collectability of trade and other receivables.  A considerable amount of judgment is required in assessing the amount of the allowance.  The Company considers the historical level of credit losses, makes judgments about the credit worthiness of each customer based on ongoing credit evaluations and monitors current economic trends that might impact the level of credit losses in the future.

As of March 31, 2014, allowances for doubtful accounts were $0.  Allowances charged for doubtful accounts amounted to $0 for the three months ended March 31, 2014.

Property and Equipment
Property and equipment is stated at cost.  Depreciation is computed using the straight-line method over the estimated useful lives of the assets from three to seven years except for leasehold improvements and assets under capital lease, which are depreciated over the remaining lease terms.  Maintenance and repairs of property are charged to operations, and major improvements are capitalized.  Upon retirement, sale, or other disposition of property and equipment, the costs and accumulated depreciation are eliminated from the accounts, and any resulting gain or loss is included in operations.  Depreciation of property and equipment was $16,096 for the three months ended March 31, 2014.  As of March 31, 2014, $15,668 was included in cost of sales and $428 was included in general and administrative expenses.

Long-Lived Assets
The Company evaluates the recoverability of its long-lived assets in accordance with FASB ASC 360 “Property, Plant, and Equipment.”  The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  Recoverability of long-lived assets are measured by a comparison of the carrying amount of an asset to future cash flows expected to be generated by the asset, undiscounted and without interest or independent appraisals.  If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds the fair value asset.

In May 2014, a piece of equipment with carrying value of approximately $32,043 as of March 31, 2014, was taken out of service due to better technology being obtained.  Management has determined that they will attempt to sell the equipment through advertising in the used equipment marketplace and that the fair value approximates the carrying value.  The equipment will be sold when an appropriate buyer has been located, which is expected to occur within one year.

Revenue Recognition
In accordance with Securities and Exchange Commission (“SEC”) Staff Accounting Bulletin (“SAB”) No. 104, Revenue Recognition (Codified in FASB ASC 605), The Company will recognize revenue when (i) persuasive evidence of a customer or distributor arrangement exists or acceptance occurs, (ii) a retailer, distributor or wholesaler receives the goods or services, (iii) the price is fixed or determinable, and (iv) collectability of the sales revenues is reasonably assured. Subject to these criteria,  the Company will generally recognize revenue from laboratory tests in three ways.  For samples presented without a bulk or twelve month contract, revenue is recognized upon completion of the testing.  Customers with bulk contracts have three months to use a predetermined number of tests.  Revenue is recognized for these contracts on a pro rata basis, based on the number of tests used versus the number of tests allowed.  Twelve month contracts require prepayment monthly for the succeeding month.  Revenue is recognized based on the monthly payment required for the month in which the tests are performed.  Because tests may not be carried over to subsequent months, the monthly revenue is recognized in full in the appropriate month.

Consulting and research and development revenue are recognized on a straight line basis over the term of the contract.

F-8

Carbon Bond Holdings LLC and Subsidiary
Notes to Consolidated Financial Statements

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes
Effective April 19, 2010, CannLabs Colorado elected, by unanimous consent of its stockholders, to be taxed under the provisions of Subchapter “S” of the Internal Revenue Code.  Effective October 21, 2013, Carbon Bond elected, by unanimous consent of its stockholders, to be taxed under the provisions of Subchapter “S” of the Internal Revenue Code.  A majority of the states where the Company is conducting business also recognize Subchapter “S” status for income tax purposes. The Company does not pay federal and state income taxes on its taxable income. Instead, the stockholders are liable for individual federal and state income taxes on their respective shares of the Company’s taxable income or have included their respective shares of the Company’s net operating loss in their individual income tax returns.

On May 27, 2014, Carbon Bond elected by unanimous consent of its stockholders to be treated as a “C” corporation under the Internal Revenue Code.

The Company follows FASB Accounting Standards Update (“ASU”) No. 2009-06, Income Taxes (Topic 740): Implementation Guidance on Accounting for Uncertainty in Income Taxes and Disclosure Amendments for Nonpublic Entities Taxes. FASB ASC 740 prescribes guidance for the financial statement recognition, measurement, and disclosure of uncertain tax positions.  Tax positions must meet a more-likely-than-not recognition threshold.

As of January 1, 2014, the Company had no unrecognized tax benefits and accordingly, the Company did not recognize interest or penalties during 2014 related to unrecognized tax benefits.  There has been no change in unrecognized tax benefits during the three months ended March 31, 2014, and there was no accrual for uncertain tax positions as of March 31, 2014.  Tax years from 2010 through 2013 remain subject to examination by major tax jurisdictions.

Segment Information
The Company is organized and operates as one operating segment.  In accordance with FASB ASC 280, “Segment Reporting,” the chief operating decision-maker has been identified as the Chief Executive Officer, who reviews operating results to make decisions about allocating resources and assessing performance for the entire Company subject to Board approval.  Since the Company operates in one segment and provides one group of similar services, all financial segment and service line information required by FASB ASC 280 can be found in the consolidated financial statements.

Research and  Development Costs
In accordance with FASB ASC 730, research and development costs are expensed when incurred.

Advertising Expenses
Advertising expenses, which include general advertising, printed materials and trade shows are expensed as incurred.  Advertising expenses for the three months ended March 31, 2014 were $5,106.

Recently Adopted Accounting Pronouncements
As of March 31, 2014 and for the three months then ended, there were no recently adopted accounting pronouncements that had a material effect on the Company’s financial statements.

Recently Issued Accounting Pronouncements Not Yet Adopted
As of March 31, 2014, there were no recently issued accounting standards not yet adopted which would have a material effect on the Company’s financial statements.

F-9

Carbon Bond Holdings LLC and Subsidiary
Notes to Consolidated Financial Statements

NOTE 2 – CAPITAL LEASES

The Company leases various laboratory equipment under capital leases.  The economic substance of the leases are that the Company is financing the acquisition of the assets through leases, and accordingly, they are recorded in the Company’s assets and liabilities.

The following is an analysis of the leased assets included in property and equipment at March 31, 2014:

Machinery and equipment	$136,850
Less: Accumulated depreciation	34,764

$102,086

Depreciation Expense	$10,358

The following is a schedule of future minimum payments required under the lease together with their present values as of March 31, 2014:

Total

2014	$34,376
2015	36,534
2016	34,452
2017	962

Total minimum lease payments	106,324

Total amount representing interest	8,347

Present value of minimum lease payments	$97,977

NOTE 3 – NOTES PAYABLE – STOCKHOLDERS

In January 2014, Carbon Bond assumed a note payable for $100,000 to one stockholder.  The note bears interest at 10% per annum, is unsecured, and has no formal repayment terms.

In January 2014, the Company issued notes payable in the total amount of $58,800 to two stockholders.  The notes are non-interest bearing, are unsecured, and have no formal repayment terms.

In March 2014, the Company issued a note payable for $100,000 to a stockholder.  The note bears interest at 10% and has no formal repayment terms.

F-10

Carbon Bond Holdings LLC and Subsidiary
Notes to Consolidated Financial Statements

NOTE 4 – OPERATING LEASES

For the three months ended March 31, 2014, total rent expense under leases amounted to $3,150.  At March 31, 2014, the Company was obligated under various non-cancelable operating lease arrangements for property as follows:

2014	$17,475
2015	24,300
2016	25,500
2017	13,050

$80,325

NOTE 5 – SUBSEQUENT EVENTS

Subsequent Events

Financial Accounting Standards Board Accounting Standards Codification 855-10, Subsequent Events, establishes general standards of accounting and disclosure of events that occur after the consolidated balance sheet date but before the date the financial statements are available to be issued. Subsequent events have been evaluated through August 14, 2014, the date that the consolidated financial statements were available to be issued.

CannLabs - Connecticut, Inc. (“CannLabs - CT”) was formed on May 15, 2014 as a Nevada corporation for the purpose of licensing a laboratory in Connecticut, and is owned by two of the stockholders of CannLabs, Inc. On July 31, 2014, Carbon Bond formally entered into an administrative services and software licensing agreement with CannLabs - CT with an effective date of May 15, 2014. The administrative services agreement requires the Lab to pay a monthly fee consisting of certain expenses paid by Carbon Bond for the prior month plus 15%. The software licensing agreement requires the Lab to pay a monthly fee of $10,000 to Carbon Bond for the use of certain software, once CannLabs - CT begins generating revenue.

CannLabs - Nevada, INC, (“CannLabs - NV”) was formed on May 15, 2014 as a Nevada corporation for the purpose of licensing a laboratory in Nevada, and is owned by two of the stockholders of CannLabs, Inc. On July 31,2014, Carbon Bond formally entered into an administrative services and software licensing agreement with CannLabs - CT with an effective date of May 15, 2014. The administrative services agreement requires the Lab to pay a monthly fee consisting of certain expenses paid by Carbon Bond for the prior month plus 15%. The software licensing agreement requires the Lab to pay a monthly fee of $10,000 to Carbon Bond for the use of certain software, once CannLabs - CT begins generating revenue.

On May 27, 2014, Carbon Bond changed its name from Carbon Holdings LLC to Carbon Bond Holdings, Inc. and became a “C” Corporation.

On June 10, 2014, the Company effected a 54,000 to 1 stock split. As a result of the stock split, the outstanding shares of common stock issued increased from 1,000 to 54,000,000 shares. Concurrent with the split Carbon Bond increased its authorized number of common shares from 1,000 to 100,000,000. As a result all of the shares of common stock were retroactively adjusted.

On June 10, 2014, two majority shareholders surrendered 35.7 shares (pre-split) each of Carbon bond common stock to the company.

Also on June 10, 2014, Carbon Bond converted a $100,000 note payable – stockholder into 71.4 shares (pre-split) of the Company’s common stock. Upon the stock split of 54,000 to 1, these shares were converted to 3,855,600 shares.

On June 10, 2014, Carbon Bond issued 5,295,000 shares to directors, board members, officers, employees, and consultants.  The shares were valued at $88,109 fair value and are being expensed over the vesting terms for directors, board members, officers and employees and over the term of the contract for consultants.

On June 12, 2014, CannLabs, Inc. (“Pubco”), formerly Speedsport Branding, Inc., entered into an Agreement of Merger and Plan of Reorganization (the “Merger Agreement”) with Carbon Bond Holdings, Inc., and CLB Acquisition Corp., Pubco’s newly-formed wholly-owned subsidiary (“Acquisition Sub”). Upon the closing of the transaction contemplated under the Merger Agreement (the “Merger”), Acquisition Sub merged into and with Carbon Bond, and Carbon Bond, as the surviving corporation, became a wholly-owned subsidiary of the Pubco.

Pursuant to the terms and conditions of the Merger Agreement, (i) each share of Carbon Bond common stock issued and outstanding immediately prior to the closing of the Merger was exchanged for the right to receive one share of Pubco’s common stock. Accordingly, an aggregate of 59,295,000 shares of Pubco’s common stock were issued to the holders of Carbon Bond’s common stock.

Under accounting principles generally accepted in the United States, the share exchange is considered to be a capital transaction in substance, rather than a business combination.  That is, the share exchange is equivalent to the issuance of stock by Pubco for the net monetary assets of Carbon Bond, accompanied by a recapitalization, and is accounted for as a change in capital structure.  Accordingly, the accounting for the share exchange will be identical to that resulting from a reverse acquisition, except no goodwill will be recorded.  Under reverse takeover accounting, the post reverse acquisition comparative historical financial statements of the legal acquirer, Pubco, are those of the legal acquiree Carbon Bond, which are considered to be the accounting acquirer.

F-11

Carbon Bond Holdings LLC and Subsidiary
Notes to Balance Sheet

On July 14, 2014, two officers of the Company returned 1,500,000 each to the Company.

On July 14, 2014, the Company appointed a new Chief Executive Officer and entered into a three year employment agreement with the individual. As part of his employment agreement, the Company issued 3 million shares of the Company’s common stock, which vest 50% on January 1, 2016 and quarterly over the remaining initial three year term. The stock is valued at $6 million and will be expensed over the vesting term.

On July 21, 2014, an employee ceased employment with the Company and forfeited 100,000 shares of unvested common stock.

On July 28, 2014, the Company issued 200,000 stock options to an employee, which will be valued using the Black-Scholes Option Pricing Model and will be expensed over the vesting term.

Upon the closing of the Merger, the Company entered into a Note Purchase Agreement with an accredited investor (the “Note Purchase Agreement”), pursuant to which the investor agreed to purchase up to $750,000 of senior secured convertible promissory notes (the “Senior Secured Notes”) in a series of three closings to occur on August 15, 2014, September 15, 2014 and October 15, 2014. On July 28, 2014, the Company issued a senior secured convertible promissory note in the amount of $250,000, in accordance with the Note Purchase Agreement, which bears interest at 8% per annum. In connection with the Note Purchase Agreement, the Company also entered into a Security Agreement and an Intellectual Property Security Agreement. In addition, the subsidiary of the Company, Carbon Bond entered into a Subsidiary Guarantee in favor of the Buyer.

On August 1, 2014, CannLabs, Inc. entered into a sixty four month lease for a property in Hartford, Connecticut. The lease requires annual rental of $61,233, which increases annually.

F-12